Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Laroche Petroleum Consultants, Ltd. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, 333-118325 and 333-126191), Form S-3 (File Nos. 333-104394, 333-116461, 333-125682, 333-130196, 333-132261 and 333-132262), and Form S-4 (File Nos. 333-128453 and 333-132263) of Chesapeake Energy Corporation of information from our reserve report dated February 27, 2006, entitled “Chesapeake Energy Corporation Interest in certain properties located in Oklahoma as of December 31, 2005, Prepared in Accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 13, 2006.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ Richard G. Green
Name:	Richard G. Green
Title:	Partner

March 10, 2006